Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-292411 on Amendment No. 1 to Form S-3 of our report dated March 27, 2025, relating to the financial statements of AquaBounty Technologies, Inc., appearing in the Annual Report on Form 10-K of AquaBounty Technologies, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

January 7, 2026